99.2 Press release Environmental Solutions Worldwide Inc Receives Orders, Ships ThermaCat(TM) Level III Diesel Emissions Reduction Catalyst dated October 20, 2008.

                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

                 RECEIVES ORDERS, SHIPS THERMACAT(TM) LEVEL III
                       DIESEL EMISSIONS REDUCTION CATALYST

Concord, ON.--(BUSINESS WIRE)-October 20th, 2008. Environmental Solutions Worldwide Inc. (ESW) (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that the Company's wholly owned subsidiary ESW Canada Inc. (ESWC) has received orders for its proprietary (3.)Level III diesel catalyst branded ThermaCat(TM) from International Truck and Engine's "Green Diesel Technology" division.

The ThermaCat(TM) active Level III catalyst systems, manufactured by ESWC, were delivered in the first week of October and installed on school buses in South Georgia fleet. The ThermaCat's(TM) were engineered to be a complete bolt on retrofit kit designed to replace the buses' existing mufflers.

The ThermaCat(TM) is engineered to reduce the highest level of Particulate Matter (PM) while operating in low temperature applications such as school buses and waste truck haulers. The ThermaCat(TM) is currently in the government `on and offroad' verification process with the California Air Resources Board (CARB) and Environmental Protection Agency (EPA). As an important part of the verification process, units have been installed on several applications and have logged thousands of accumulative durability hours.

Mr. David J. Johnson, ESW's President and CEO commented, "We are very excited to see the first sale and installation of ThermaCat's(TM) into the school bus community. Due to the low temperature operating conditions required for the use of the ThermaCat(TM), we believe it has the potential to be sold into the largest demographic of these types of applications."

California Air Resources Board (CARB) Diesel emissions control technology levels: http://www.arb.ca.gov/diesel/verdev/vt/vt.htm
     (1.) LEVEL I, PM REDUCTION BETWEEN 25-49%
     (2.) LEVEL II, PM REDUCTION BETWEEN 50-84%
     (3.) LEVEL III, PM REDUCTION GREATER THAN 85%

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.
For updated information, please visit the Company's Web site at:
 www.cleanerfuture.com
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For updated information about our military division, please visit the Company's
Web site at: www.eswmilitarytech.com
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SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com